SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15 (d) of
The Securities and Exchange Act of 1934
DATE OF REPORT:
December 11, 2008
(Date of Earliest Event Reported)
MASSACHUSETTS
(State or Other Jurisdiction of Incorporation)

1-9047	04-2870273
(Commission File Number)	(I.R.S. Employer Identification No.)
INDEPENDENT BANK CORP.
288 UNION ST., ROCKLAND, MA
(Address of Principal Executive Offices)
02370
(Zip Code)
NOT APPLICABLE
(Former Address of Principal Executive Offices)
(Zip Code)
781-878-6100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
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Item 1.01 Entry into a Material Definitive Agreement
     As previously disclosed, Rockland Trust Company (“Rockland Trust”), the wholly-owned subsidiary of Independent Bank Corp. (the “Company”), established a non-qualified retirement program several years ago to provide additional retirement benefits to a select group of management or highly compensated employees selected by the Board of Directors. The objective of the Company’s nonqualified retirement program is to provide from all Rockland Trust-funded sources, inclusive of social security, approximately 60% of the average of the highest five year annual covered compensation (including cash incentive compensation) for a full 25-year career, with proportionate reduction for less than a 25-year career. To help accomplish the objectives of its non-qualified retirement program, Rockland Trust maintains a non-qualified defined benefit supplemental executive retirement plan known as the Rockland Trust Company Amended And Restated Supplemental Executive Retirement Plan (the “Rockland SERP”). The Board of Directors has previously determined that all of the present, and some of the former, executive officers of the Company and/or Rockland Trust, should be provided additional retirement benefits under the non-qualified retirement program maintained through the Rockland SERP.
     Rockland Trust periodically reviews the computation of annual retirement benefits under the Rockland SERP to determine if they need to be adjusted. Over the last few months the Rockland Trust Compensation Committee, with the assistance of an actuary, reviewed the annual retirement benefits under the Rockland SERP and determined that increases were appropriate for some current executive officers. On December 11, 2008, the Board of Directors, based upon the recommendation of the Compensation Committee and revised actuarial computations, voted to increase the annual retirement benefits under the Rockland SERP, effective as of January 1, 2009, for the following executive officers:

Executive Officer	Revised Annual Retirement Benefit
Christopher Oddleifson President and CEO	$487,427

Raymond G. Fuerschbach Senior Vice President and Director of Human Resources	$60,989

Edward F. Jankowski Chief Technology and Operations Officer	$42,565

Jane L. Lundquist Executive Vice President, Director of Retail Banking and Corporate Marketing	$64,942

Gerard F. Nadeau Executive Vice President Commercial Lending	$169,790

Edward H. Seksay General Counsel	$120,992
Rockland Trust will sign revised Participation Agreements for the Rockland SERP, effective as of January 1, 2009, with the executive officers named above for these increased amounts. No changes were made to the retirement benefits provided under the Rockland SERP for either Denis K. Sheahan, the Company’s Chief Financial Officer, or for any of the former executive officers covered under the Rockland SERP.

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

INDEPENDENT BANK CORP.

DATE: December 16, 2008	/s/ Edward Seksay

EDWARD SEKSAY
GENERAL COUNSEL